EXHIBIT 23.02

                     SIMON KROWITZ BOLIN & ASSOCIATES, P.A.
                         11300 ROCKVILLE PIKE SUITE 800
                            ROCKVILLE, MARYLAND 20852


Consent of Independent Public Accountants


As independent public accountants, we hereby consent to all references to this form under the heading "Experts" and the incorporation of our report dated February 20, 2001, in this registration statement (Form SB-2) of Dynamic Reality, Inc.


/s/ Simon Krowitz Bolin & Associates, P.A.

December 26, 2001